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October 11, 2000




To:      Qwest Corporation
         1801 California Street
         Denver, Colorado 80202


Re:      QWEST CORPORATION:  REGISTRATION RIGHTS AGREEMENT AND EXCHANGE
         OFFER

Ladies and Gentlemen:

We have acted as special counsel with respect to the laws of the State of Colorado to Qwest Corporation (formerly known as U S WEST Communications, Inc.), a Colorado corporation (the "COMPANY"), in connection with the Registration Rights Agreement, dated as of June 5, 2000, among Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., Commerzbank Capital Markets Corporation, First Union Securities, Inc., McDonald Investments Inc., A KeyCorp Company, RBC Dominion Securities Corporation, U.S. Bancorp Piper Jaffray Inc., Wells Fargo Bank and The Williams Capital Group, L.P. (collectively, the "INITIAL PURCHASERS") and the Company (the "REGISTRATION RIGHTS AGREEMENT"), which provides for an offer to exchange (the "EXCHANGE OFFER") up to $1,000,000,000 aggregate principal amount of the 7 5/8% Notes due 2003 purchased by the Initial Purchasers pursuant to the Purchase Agreement, dated June 5, 2000, among Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the Initial Purchasers, and the Company (the "PURCHASE AGREEMENT"), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), for new 7 5/8% Notes due 2003 to be registered under the Securities Act (the "NEW NOTES"), all in accordance with the terms of the Registration Rights Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

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Qwest Corporation
October 11, 2000
Page 2



                                MATERIAL EXAMINED

In connection with this opinion, we have examined the following documents:

         i.       A copy of the Registration Rights Agreement.

         ii. Photocopies of the applicable board resolutions of the Company pertaining to the Exchange Offer and the issuance and sale of the New Notes, certified as being complete, true and correct by an officer of the Company (the "BOARD RESOLUTIONS").

         iii. Certificate issued by the Colorado Secretary of State, dated as of September 29, 2000, relating to the due organization and good standing of the Company in the State of Colorado.

In addition, we have examined originals or photocopies of such other corporate documents and records of the Company, certificates of public officials relating to the Company and certificates of officers of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to all factual matters material to the opinions expressed herein, we have (with your permission and without any independent investigation) relied upon, and assumed the accuracy and completeness of, such certificates and corporate records.

                                   ASSUMPTIONS

In connection with this opinion, we have, with your consent and without investigation or independent verification, assumed the following:

         a. All signatures are genuine, all documents and instruments submitted to us as originals are authentic and all documents and instruments submitted to us as photocopies, telecopies or facsimiles conform to the original documents and instruments.

         b. All documents we have reviewed are enforceable in accordance with their respective terms against the parties thereto.

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Qwest Corporation
October 11, 2000
Page 3


                                     OPINION

Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated, and is validly existing and in good standing, under the laws of the State of Colorado, with corporate power to consummate the Exchange Offer in accordance with the terms of the Registration Rights Agreement.

         2. The consummation of the Exchange Offer by the Company in accordance with the terms of the Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the New Notes, when duly executed by authorized officers of the Company as set forth in the Board Resolutions and when duly executed and authenticated in the manner contemplated in the Indenture, shall be duly executed by the Company.

                           COMMENTS AND QUALIFICATIONS

         A. AT&T DIVESTITURE. We express no opinion on the impact on the opinions contained herein of any litigation or ruling relating to the divestiture by American Telephone and Telegraph Company of ownership of its operating telephone companies.

         B. EXISTENCE AND GOOD STANDING. The opinions expressed herein with respect to the due incorporation, existence and good standing of the Company are based solely upon the good standing certificate reviewed by us and described in the Material Examined section above.

         C. FCC/PUC MATTERS. We express no opinion with respect to matters relating to the Federal Communications Commission or any state public utilities commission or similar authority for the Company, including without limitation whether any consents or approvals are required to be obtained from any such entity.

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Qwest Corporation
October 11, 2000
Page 4


         D. FACTUAL MATTERS. As to various questions of fact relevant to this opinion we have relied, without independent investigation, upon the certificates of officers of the Company.

         E. LAW LIMITATIONS. All the opinions expressed herein are limited to the substantive laws of the State of Colorado.

         F. NON-PARTICIPATION IN NEGOTIATIONS. We have not participated in negotiation of the Registration Rights Agreement, the Purchase Agreement or the transactions contemplated thereby, nor have we participated in the preparation of any documents or filings with respect to the Exchange Offer, including without limitation, any registration statements or related prospectuses, amendments or supplements relating thereto. Our undertaking has been limited to a review of the form and content of the Registration Rights Agreement to the extent we deem appropriate to render the opinions expressed herein. We have not reviewed any other agreement or been informed of any other understanding and we offer no opinion as to the effect of any such other agreement or understanding on the opinions expressed herein. Without limiting the generality of the foregoing, we express no opinion herein with respect to the legal, valid and binding nature of or the enforceability of the New Notes, with respect to which we understand that you have received a legal opinion from O'Melveny & Myers LLP, dated the date hereof.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may be relied upon only by the addressees hereof in connection with the Exchange Offer; provided that O'Melveny & Myers LLP may rely on this opinion with respect to Colorado law for the purposes of delivering its legal opinion dated the date hereof in connection with the Exchange Offer. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions and may not be furnished to or filed with any governmental agency or other person or entity without the prior written consent of this firm; provided that we consent to

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Qwest Corporation
October 11, 2000
Page 5

the filing by the Company of this opinion as an exhibit to the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed contemporaneously herewith with the Securities and Exchange Commission in connection with the Exchange Offer, and we further consent to the use of our name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP